First Quarter 2019 Results May 30, 2019 CLASSIFIED – INTERNAL USE ONLY

Forward-Looking Statements Forward-looking statements in this presentation regarding the Company’s future performance, sales and guest traffic, comparable revenue and growth, costs including selling, general and administrative, net income, EBITDA, earnings per share, tax benefit, restaurant closures, capital expenditures, and statements under the heading “Outlook for 2019”, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s strategic initiatives, including the effectiveness of the Company’s affordability, service and operational improvement, technology, and off-premise initiatives to drive traffic and sales; the ability to increase labor productivity through alternative labor models, and to staff and train the Company’s workforce for service execution, including the complexities related to growth of multiple revenue streams in the restaurant; the success of the Company’s re-franchising efforts; the effectiveness of the Company’s marketing strategies and promotions to sustain and grow comparable restaurant sales; the cost and availability of key food products, labor, and energy; the ability to achieve anticipated revenue and cost savings from anticipated new technology systems and tools in the restaurants; the ability to develop, test, implement and increase online ordering, to-go services, catering, and other off-premise sales; the ability to achieve savings to the Company’s general and administrative expenses, which, by their nature, tend to be fixed costs; the Company’s ability to repurchase shares at all or at the times or in the amounts we currently anticipate or to achieve anticipated benefits of a share repurchase program; anticipated tax benefits; availability of capital or credit facility borrowings to fund the Company’s remodeling and other capital expenditures; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; the impact of federal, state, and local regulation of the Company’s business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10- Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of the Company’s financial performance, identifying trends in results, and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the Appendix of this presentation or the Schedules to the Q1 press release posted on redrobin.com. PAGE 2

Red Robin Q1-2019 Financial Results • Total revenues decreased 2.8% • Off-premise sales increased 220 basis points to 11.6% of total food and beverage sales • Comparable restaurant revenue decreased 3.3% (using constant currency rates) • 2.2% increase in average check • Comparable restaurant guest counts decreased 5.5% • Restaurant-level operating profit(1) was 18.3% compared to 20.0% in the prior year • Adjusted EBITDA(1) was $34.3 million • Earnings per diluted share was $0.05 compared to $0.34 in Q1 2018. Adjusted diluted EPS(1) were $0.19 compared to $0.69 in Q1 2018 (1) See reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures in Appendix. PAGE 3

Making Progress Improving Performance • Focusing on fewer operational and financial initiatives • Enhancing dine-in starting to pay off: key metrics showing positive trends • Boosting PPA by encouraging trade out from Tavern to Gourmet and Finest • Growing catering and third-party delivery • Initiated real estate portfolio reassessment and refranchising program Red Robin team committed to, and intensely focused on, turning our business around PAGE 4

Enhancing the Dine-in Experience • Hire, Train and Retain • Manager Front Of House Engagement • Managing the Shoulders to Peak the Peaks • Delivering on the Promise of Maestro PAGE 5

Key Strategies to Deliver Value to Shareholders Our Five 2019 Strategic Priorities: • Stabilizing dine-in revenue by reinforcing Red Robin’s compelling Value proposition • Continue building To-Go and Catering business • Improving Guest experience and recapturing Red Robin’s known-for “Gift of Time” convenience • Implementing digital platforms and restaurant technology solutions • Selectively refranchising and reassessing real estate portfolio PAGE 6

Financial Update PAGE 7

Q1-19 Sales Highlights Q1-19 Q1-18 Change (16 Weeks) (16 Weeks) Restaurant revenue $400.5 million $414.7 million -3.4% Total company revenues $409.9 million $421.5 million -2.8% Company-owned comp revenue(1)(2) -3.3% -0.9% Price/Mix 2.2% -1.0% Guest counts -5.5% 0.1% Franchised comp revenue(2) -2.6% -0.5% Company avg. weekly revenue/unit(1) – total $51,802 $53,618 -3.5% Company avg. weekly revenue/unit(1) – comp $51,962 $53,766 -3.8% Avg. weekly restaurant level operating profit/unit(1) – comp $9,546 $10,656 -5.8% Operating weeks 7,731 7,722 0.1% Net Sales/ sq. ft (TTM) $431 $449 -4.0% (1) Calculated at constant currency rates (2) Comparable revenue growth is calculated by comparing the same calendar weeks. Comparable restaurants are those Company-owned restaurants that have operated five full quarters during the period presented, and such restaurants are only included in the comparable metrics if they are comparable for the entirety of both periods presented. PAGE 8

Comparable Restaurant Revenue Trend(1) 5.0% 4.0% 3.0% 2.7% 2.0% 1.0% 0.5% 0.0% -0.1% -1.0% -0.9% -1.2% -2.0% -3.0% -2.6% -3.4% -3.3% -4.0% -5.0% -4.5% Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 (1) Calculated at constant currency rates PAGE 9

Continued Off-Premise Sales Growth US Comp Locations Off-Premise Sales as a % of Gross F&B Sales 14.0% +220 bps Y-O-Y in 12.0% 11.6% Q1 2019 10.6% 10.1% 10.0% 9.4% 9.6% 8.3% 8.0% 7.6% 7.0% 6.3% 6.0% 4.0% 2.0% 0.0% Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 PAGE 10

(1)(2) Restaurant Level Operating Profit Margins 25.0% 24.0% 23.0% 22.0% 21.3% 21.0% 20.8% 20.5% 20.0% 20.0% 19.4% 19.3% 19.0% 18.6% 18.3% 18.0% 17.0% 16.8% 16.0% Q1 Q2 Q3 Q4 2017 2018 2019 (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net income (loss) (2) Prior period local marketing costs have been reclassified from Other operating to Selling to conform with the current period presentation PAGE 11

Q1-19 Restaurant Results % of Restaurant % of Restaurant Revenue Revenue Favorable Q1-19 Q1-18 (Unfavorable) Cost of sales 23.4% 23.8% 40 bps Labor 35.7% 34.5% (120 bps) Other operating 13.9% 13.3% (60 bps) Occupancy 8.7% 8.4% (30 bps) Restaurant Level Operating Profit(1) 18.3% 20.0% (170 bps) (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net income (loss) PAGE 12

Adjusted EBITDA(1) $50.0 $45.8 $45.0 $42.4 $40.0 $35.8 $35.0 $34.3 $32.3 $30.0 $28.8 $28.4 $25.5 $25.0 $24.2 $20.0 $15.0 $10.0 Q1 Q2 Q3 Q4 2017 2018 2019 (1) See Appendix for reconciliation of non-GAAP Adjusted EBITDA to Net Income (Loss) PAGE 13

Adjusted Earnings Per Diluted Share $1.00 $0.90 $0.89 $0.80 $0.78 $0.70 $0.69 $0.61 $0.60 $0.50 $0.46 $0.43 $0.40 $0.30 $0.19 $0.21 $0.20 $0.16 $0.10 $0.00 Q1 Q2 Q3 Q4 2017 2018 2019 See Appendix for reconciliation of non-GAAP Adjusted Earnings Per Diluted Share to Earnings (Loss) Per Diluted Share PAGE 14

Outlook for 2019 • Comparable restaurant revenue down 1.0% to up 1.0% • Selling, general and administrative costs of $156 million to $159 million • Net income of $8.0 million to $16.0 million • Adjusted EBITDA of $107 million to $117 million; • Adjusted diluted earnings per share of $1.14 to $1.77, includes the impact of an estimated tax benefit of $0.73 to $0.96 • Capital expenditures of $45 million to $55 million PAGE 15

In Closing PAGE 16

Appendix PAGE 17

Adjusted Net Income(1) ($ in Millions) $14.0 $12.0 $11.6 $10.2 $10.0 $9.1 $7.9 $8.0 $6.0 $6.0 $5.4 $4.0 $2.7 $2.4 $2.1 $2.0 $0.0 Q1 Q2 Q3 Q4 2017 2018 2019 (1) See Appendix for reconciliation of non-GAAP Adjusted Net Income to Net Income (Loss) PAGE 18

Cash Flow from Operations ($ in Millions) $80.0 $70.0 $70.0 $60.0 $57.0 $50.0 $40.0 $37.5 $34.7 $35.0 $30.0 $25.3 $20.0 $20.0 $16.9 $11.8 $10.0 $0.0 Q1 Q2 Q3 Q4 2017 2018 2019 PAGE 19

Reconciliation of Adjusted Net Income to Net Income (Loss) and Adjusted Earnings Per Diluted Share to Earnings (Loss) Per Diluted Share
($ in thousands, except per share data)

	2017				2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net income (loss) as reported	$ 11,567	$ 6,931	$ 2,714	$ 8,807	$ 4,380	$ (1,874)	$ 1,709	$ (10,634)	$ 639
Adjustments to net income (loss):									
Executive transition and severance	-	-	-	-	-	-	-	-	1,994
Asset impairment and restaurant closure costs	-	1,584	-	5,330	-	9,643	-	18,483	304
Litigation contingencies	-	-	-	-	4,000	-	-	795	-
Smallwares disposal	-	-	-	-	-	506	-	2,430	-
Reorganization costs	-	-	-	-	2,287	466	520		-
Executive retention	-	-	-	-	-	-	-	-	100
Income tax (expense) benefit of adj.	-	(618)	-	(1,175)	(1,617)	(2,777)	(135)	(5,644)	(623)
Deferred tax liability remeasurement due to Tax Cuts and Jobs Act	-	-	-	(2,808)	-	-	-	-	-
Adjusted net income	11,567	7,897	2,714	10,154	9,050	5,964	2,094	5,430	36,658
Diluted net income (loss) per share[1]:									
Net income (loss) as reported	$ 0.89	$ 0.53	$ 0.21	$ 0.68	$ 0.34	$ (0.14)	$ 0.13	$ (0.82)	$ 0.05
Adjustments to net income (loss):									
Executive transition and severance	-	-	-	-	-	-	-	-	0.15
Asset impairment and restaurant closure costs	-	0.12	-	0.41	-	0.74	-	1.43	0.03
Litigation contingencies	-	-	-	-	0.30	-	-	0.06	-
Smallwares disposal	-	-	-	-	-	0.04	-	0.19	-
Reorganization costs	-	-	-	-	0.17	0.04	0.04	-	-
Income tax (expense) benefit of adj.	-	(0.04)	-	(0.09)	(0.12)	(0.22)	(0.01)	(0.43)	0.01
Deferred tax liability remeasurement due to Tax Cuts and Jobs Act	-	-	-	(0.22)	-	-	-	-	-
Adjusted EPS - diluted	$ 0.89	$ 0.61	$ 0.21	$ 0.78	$ 0.69	$ 0.46	$ 0.16	$ 0.43	$ 0.19

(1) For the second and fourth quarters of 2018, the impact of dilutive shares is included in the calculations as the adjustments for the quarter resulted in adjusted net income

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Restaurant Level Operating Profit Reconciliation to Income from Operations and Net Income (Loss)

($ in thousands)

	2017				2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Restaurant revenue	$ 413,451	$ 312,351	$ 301,100	$ 338,154	$ 414,702	$ 310,392	$290,218	$300,897	$400,484
Restaurant operating costs[(1)]:									
Cost of sales	94,607	73,903	71,642	80,203	98,515	74,874	69,003	71,112	93,715
Labor	145,519	108,422	106,205	115,286	143,015	106,476	102,322	104,449	142,894
Other operating[(2)]	52,064	40,057	41,454	44,734	55,025	42,668	43,612	40,779	55,565
Occupancy	33,119	25,140	25,868	28,626	35,010	26,460	26,629	26,047	35,020
Restaurant-level operating profit	88,142	64,828	55,932	69,309	83,137	59,914	48,652	58,510	73,290
Add – Franchise and other revenue[(2)]	7,178	4,959	4,599	5,770	6,817	4,996	4,659	5,882	9,382
Deduct – Other operating:									
Depreciation and amortization	28,044	21,173	21,258	22,070	29,193	22,323	21,819	22,036	28,438
General and administrative expenses	30,913	21,927	18,562	21,874	28,588	20,408	16,763	18,335	30,090
Selling[(2)]	17,050	14,361	15,152	16,818	17,730	15,209	12,017	17,408	18,026
Pre-opening and acquisition costs	1,855	1,377	1,503	835	1,137	569	387	-	319
Other charges[(2)]	-	1,584	-	5,330	6,287	10,615	520	21,708	2,398
Total other operating	77,862	60,422	56,475	66,927	82,935	69,124	51,506	79,487	79,271
Income (loss) from operations	17,458	9,366	4,056	8,152	7,019	(4,214)	1,805	(15,095)	3,401
Interest expense, net and other	2,984	2,453	2,032	2,543	3,407	2,385	2,295	2,838	3,238
Income tax expense (benefit)	2,907	(18)	(690)	(3,198)	(768)	(4,725)	(2,199)	(7,299)	(476)
Net income (loss)	11,567	6,931	2,714	8,807	4,380	(1,874)	1,709	(10,634)	639

(1) Excluding depreciation and amortization, which is shown separately

(2) Certain amounts presented in prior periods have been reclassified to conform with the current period presentation

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EBITDA and Adjusted EBITDA Reconciliation to Net Income (Loss) ($ in thousands) 2017 2018 2019 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Net income (loss) as reported $ 11,567 $ 6,931 $ 2,714 $ 8,807 $ 4,380 $ (1,874) $ 1,709 $ (10,634) $ 639 Adjustments to net income (loss): Income tax expense (benefit) 2,907 (18) (690) (3,198) (768) (4,725) (2,199) (7,299) (476) Interest expense, net 3,249 2,626 2,222 2,821 3,277 2,458 2,390 2,550 3,345 Depreciation and amortization 28,044 21,173 21,258 22,070 29,193 22,323 21,819 22,036 28,438 EBITDA $ 45,767 $ 30,712 $ 25,504 $ 30,500 $ 36,082 $ 18,182 $ 23,719 $6,653 $ 31,946 Executive transition and severance 1,994 Asset impairment and restaurant - 1,584 - 5,330 - 9,643 - 18,483 304 closure costs Litigation contingencies - - - - 4,000 - - 795 - Smallwares disposal - - - - - 506 - 2,430 - Reorganization costs - - - - 2,287 466 520 - - Executive retention - - - - - - - - 100 Adjusted EBITDA $ 45,767 $ 32,296 $ 25,504 $ 35,830 $ 42,369 $ 28,797 $ 24,239 $ 28,361 $ 34,344 PAGE 22